SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)  September 15, 1995
                                                       ------------------

                                SoftNet Systems, Inc.
                 ----------------------------------------------------
                (Exact name of registrant as specified in its charter)


        New York                      1-5270                  11-1817252
     -----------------             -----------             ------------------
     (State or other               (Commission               (IRS Employer
     jurisdiction                  File Number)            Identification No.)
     of incorporation)




     717 Forest Avenue, Lake Forest, Illinois                         60045
     ----------------------------------------                      ----------
     (Address of principal executive offices)                      (Zip Code)


     Registrant's telephone number, including area code   (708) 266-8150
                                                          --------------

                                    Not Applicable
     ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



     Item 2.   Acquisition or Disposition of Assets.

               On September 15, 1995, SoftNet Systems, Inc. ("SoftNet" or the "Company") consummated the merger (the "KCI Merger") of its wholly-owned subsidiary with and into Kansas Communications, Inc. ("KCI").

               KCI is an information technology company which provides communications solutions through the design, implementation, maintenance and integration of voice, data and video communications equipment and services. The equipment, which is manufactured by others, includes telephone systems and call processing systems (including call center, voice messaging, interactive voice response and computer telephone integration). Services include maintenance contracts for its existing customers, installation of local and long distance network services, cabling and data communications.

               Upon the effectiveness of the KCI Merger, SoftNet issued an aggregate of 1,300,000 shares of Common Stock to KCI shareholders. The Merger with KCI has been accounted for as a pooling of interests.

               Also on September 15, 1995, the Company consummated the merger (the "MTC Merger") of Micrographic Technology Corporation ("MTC") with and into a wholly-owned subsidiary of the Company.

               MTC is a designer, developer, manufacturer and integrator of comprehensive, non-paper based systems and components that enable MTC to deliver to its customers cost-effective solutions for the storage, indexing and/or distribution of high-volume output data streams. These systems, which include both hardware and software products, are based on an open systems architecture providing flexibility to connect to a wide variety of information systems. The hardware manufactured by MTC includes a family of computer output microfilm printers. MTC's software is principally related to the capture of data and information from a variety of sources, its intelligent indexing and the ultimate output of that information to a variety of storage medias including optical disk, magnetic disk and tape, CD-ROM, microfilm and microfiche.

               MTC shareholders are entitled to receive $1,050,000 in cash, 777,788 shares of Common Stock, and $2,800,000 in principal amount of 9% SoftNet Convertible Subordinated Debentures. The source of the cash consideration will consist of borrowings against the Company's revolving line of credit with West Suburban Bank. The acquisition of MTC will be accounted for as a purchase effective September 15, 1995.

               The Company plans to continue the businesses of KCI and MTC.

               Prior to the acquisitions there were no material relationships between KCI or MTC and the Company or any of the Company's affiliates, directors or officers or any associate of any such director or officer.

               For a more complete description of the KCI Merger and the MTC Merger, see the Company's Registration Statement on Form S-4 dated August 9 1995, as amended (Reg. No. 33-95542) ("Form S-4") which information is hereby incorporated by reference.

     Item 7.  Financial statements and exhibits.

     (a)  Financial statements of businesses acquired.

          At the time of filing this Report, it is impractical for the Company to provide the required financial statements of the acquired businesses described in Item 2 of this Report. The Company will file the required financial statements when they are available. The required financial statements will be filed on or prior to November 14, 1995.

     (b)  Pro forma financial information

          At the time of filing this Report, it is impractical for the Company to provide the required pro forma financial information. The Company will file the original pro forma financial information when it is available. The required pro forma financial information will be filed on or prior to November 14, 1995.

     (c)  Exhibits

                    Exhibit No.         Description of Document

                    2.1  . . . . . .    Agreement and Plan of Reorganization,
                                        dated March 24, 1995 among SoftNet
                                        Systems, Inc., KCI Acquisition Corp.,
                                        Kansas Communications, Inc., Sizemore
                                        Enterprises and Gerald Tousey and Cleo
                                        Tousey filed as Exhibit 2.1 to Form S-4
                                        and incorporated herein by reference.

                    2.2  . . . . . .    Agreement and Plan of Reorganization
                                        dated March 24, 1995 among SoftNet
                                        Systems, Inc., MTC Acquisition Corp. and
                                        Micrographic Technology Corporation, as
                                        amended by Amendment No. 1 dated as of
                                        August 8, 1995, filed as Exhibit 2.2 to
                                        Form S-4 and incorporated herein by
                                        reference.

                    4.1  . . . . . .    Form of Indenture between SoftNet
                                        Systems, Inc. and U.S. Trust Company of
                                        California, N.A., as Trustee, including
                                        Form of Note, relating to the 9% SoftNet
                                        Convertible Subordinated Debentures,
                                        filed as Exhibit 4.2 to Form S-4 and
                                        incorporated herein by reference.



                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SoftNet Systems, Inc.


     Date:  September 29, 1995          By:   /s/ Martin A. Koehler
                                             ________________________________
                                             Martin A. Koehler
                                             Vice President-Finance and Chief
                                             Financial Officer